Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to use of our reports dated May 15, 2024, with respect to the consolidated financial statements of Simpple Ltd. and its subsidiaries for the financial year ended December 31, 2023, incorporated herein by reference.

/s/ Audit Alliance LLP

Singapore

September 13, 2024